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                                                                   EXHIBIT 10.43

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") dated March 6, 2003 (the "Effective Date"), between DOR BioPharma, Inc., a Delaware corporation (the "Company") and Lance Simpson, Ph.D., ("Consultant").

         WHEREAS, the Company desires to engage Consultant to provide consulting services to it in connection with its business; and

         WHEREAS, Consultant desires to provide consulting services to the Company in connection with its business; and

         WHEREAS, Consultant has valuable expertise related to the development of vaccines for botulinum toxin, being developed for the prevention of botulinum toxin poisoning (the "Field"); and

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Term of Agreement. Commencing on the Effective Date, Consultant shall be retained by the Company for a period of three (3) years, which shall be renewable upon mutual agreement of the parties for additional one year periods. The initial period and any extensions or renewals thereof shall constitute the "Consulting Term." This agreement is contingent on the signing of the license agreement between DOR BioPharma, Inc. and Thomas Jefferson University ("License Agreement").

         SECTION 2. Position and Responsibilities.

                  (a) In order to protect the Company's patent rights, any actual research done by Consultant under this Agreement, if any, shall be done at the Company's place of business or at some other location approved in advance by the Company and no research under this Agreement, if any, shall be done by Consultant at his employer's place of business unless the Company has an agreement with such employer to conduct such research. Consultant shall serve as a consultant to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, advising the Company with respect to the direction of the Company's research and product development activities. Subject to the terms, limitations and conditions set forth herein, Consultant agrees to undertake on a best-efforts basis such consultative and advisory services as the Company shall reasonably request in connection with the Company's business.

         SECTION 3. Limitations.

                  (a) Consultant acknowledges that at the time of this Agreement he is under no other obligation to any third party that would interfere with his rendering consulting services to the Company.

                  (b) The Company acknowledges that the Consultant is not a "Contract Research Organization" or "Sponsor" as defined in Title 21 of the U.S. Code of Federal



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Regulations, and the Company shall retain full responsibility for the content of certain documents and regulatory submission, for interpretation of the data contained therein and for the timing, preparation and processing of regulatory submissions.

                  (c) The Company acknowledges that the Consultant shall at all times during the term of this Agreement act as an independent contractor and not as an employee or agent of the Company, and shall not assume or incur any benefits, rights or obligations related to said employee or agent status. Neither party hereto shall be authorized to act as the agent for the other, nor shall either be bound by the acts of the other, except as otherwise specifically provided in this Agreement.

                  (d) The Company acknowledges that the Consultant's primary employment responsibility is to the Thomas Jefferson University, Department of Medicine ("TJU"), and that Consultant is bound by TJU employment and business conduct and policies, including those related to consulting and extramural activities, and that Consultant's obligations under TJU's policies takes priority over any obligations that Consultant may incur to the Company pursuant to this Agreement. Furthermore, TJU, as employer of Consultant, places certain limitations upon the total amount of time that may be spent on Consultant's activities that are not related to his employment by TJU, and the Company agrees that those limitations, which are subject to change at the sole discretion of TJU, shall not be exceeded by the Company's requests for Consultant's services. The Company further acknowledges that all such consulting services must take place at such times when the Consultant is not otherwise engaged in activities related to his employment with TJU. This agreement is subject to the rules governed by the TJU and the Jefferson Medical Center.

                  (e) The parties hereto agree that the Consultant's services to the Company shall not include proprietary information of TJU, nor make use of TJU's time or resources, without prior written agreement of TJU. Additionally, the parties agree that the Consultant's services shall not restrict or hinder the ability to conduct current or foreseeable research assignments with TJU, nor, unless otherwise agreed, limit Consultant's ability to publish work generated at or on the behalf of TJU.

                  (f) Nothing contained in this Agreement shall be construed as granting any right to the Company to use in advertising, publicity, or other promotional activities the name of the Consultant, without the prior written consent of the Consultant, provided, however, that the Company may use the names of the Consultant, in various documents used by the Company for capital raising and financing or where the use of such names may be required by law, without such prior written consent.

         SECTION 4. Compensation.

                  (a) As compensation for the performance of his duties on behalf of the Company, Consultant shall be compensated during the Consulting Term with an option to purchase at the rate of one hundred thousand shares (100,000) Company Common Stock. Such options shall vest one third (1/3) upon the execution date of this agreement, one third (1/3) upon twelve months from the execution date of this Agreement and one third (1/3) upon twenty-four months from the execution date of this Agreement. Such annual grant of stock options shall have the exercise price of the closing bid price on the American Stock Exchange (AMEX). Upon the anniversary of the this Agreement, the Consultant have the option to receive forty thousand


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dollars ($40,000) cash compensation or an option to purchase Company
Common Stocks which have a equivalent fair market value of forty thousand dollars ($40,000). Such stocks shall vest quarterly in advance within a year.

                  (b) Consultant will file his own tax returns on the basis of his status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement. Consultant shall be solely responsible for, and shall pay, such taxes in accordance with applicable law. Similarly, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, stock or stock options of the Company and shall not be entitled to participate in any other Company benefit programs. As an independent contractor, Consultant acknowledges, understands and agrees that he is not, and shall not represent himself to third parties as being, the agent or representative of the Company nor does he have, and shall not represent himself to third parties as having, actual or apparent power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except as specifically set forth herein.

         SECTION 5. Expenses. The Company shall reimburse Consultant for all normal, usual and necessary expenses incurred by Consultant in furtherance of the business and affairs of the Company against receipt by the Company of appropriate vouchers or other proof of the Company's expenditures and otherwise in accordance with such expense- reimbursement policy as may from time to time be adopted by the Company.

         SECTION 6. Confidential Information.

                  (a) Consultant agrees that during the course of his Consulting Term or at for a period of five (5) years after termination, he will keep in strictest confidence and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 7) (all the foregoing is referred to herein as the "Confidential Information"). Consultant agrees: (i) not to use any such Confidential Information for himself or others; and (ii) not to take any such material or reproductions thereof from the Company's facilities at any time during his Consulting Term except, in each case, as required in connection with Consultant's duties to the Company.

                  Notwithstanding the foregoing, the parties agree that Consultant is free to use (i) information in the public domain not as a result of a breach of this Agreement, (ii) information lawfully received from a third party who had the right to disclose such information and (iii) Consultant's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as Consultant and that, at all times, Consultant is free to conduct any non-commercial research not relating to the Company's business.

                  (b) Except with prior written authorization by the Company, Consultant agrees not to disclose or publish any of the Confidential Information or any confidential, technical or business information of any other party to whom the Company owes an obligation of confidence, at any time during or after his engagement by the Company.



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                  (c) Upon written notice by the Company, Consultant shall
promptly redeliver to the Company, or, if requested by the Company, promptly destroy all written Confidential Information and any other written material containing any information included in the Confidential Information (whether prepared by the Company, Consultant, or a third party), and will not retain any copies, extracts or other reproductions in whole or in part of such written Confidential Information (and upon request certify such redelivery or destruction to the Company in a written instrument reasonably acceptable to the Company and its counsel).

                  (d) In the event that Consultant is requested or required (by oral questions, deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose all or any part of any Confidential Information, Consultant will provide the Company with prompt notice of such request or requirement, as well as notice of the terms and circumstances surrounding such request or requirement, so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement. In such case, the parties will consult with each other on the advisability of pursuing any such order or other legal action or available steps to resist or narrow such request or requirement. If, failing the entry of a protective order or the receipt of a waiver hereunder, Consultant is, in the opinion of counsel reasonably acceptable to the Company, legally compelled to disclose Confidential Information, Consultant may disclose that portion of such information which counsel advises Consultant that it is legally compelled to disclose. In any event, Consultant will use its best efforts to obtain and will not oppose action by the Company to obtain, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of such information.

SECTION 7.  Ownership Of Proprietary Information.

                  (a) Consultant agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates"), during the Consulting Term and information relating to the Company's customers, suppliers, consultants, and licensees, and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information."

                  (b) Notwithstanding any other provision to the contrary, the Company will have no rights, solely by reason of this Agreement, in any document, material, invention, information, improvement or other intellectual property whatsoever, whether or not publishable, patentable or copyrightable that is or was generated as a result of the Consultant's activities as an employee of TJU or using proprietary information or resources of TJU.

         SECTION 8. Termination.

         The Company shall have the absolute right to terminate this Agreement at any time upon thirty (30) days' prior written notice to Consultant; provided, however, that in the event of termination pursuant to this Section, the Company shall be obligated to continue to pay the Consulting Fee until the earlier of
(a) the end of the Consulting Term and (b) the termination of



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the License Agreement entered into by and between the Company and Thomas
Jefferson University (the "License Agreement").

         SECTION 9. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one day after being sent by Federal Express or similar overnight delivery; or three days after being mailed registered or certified mail, postage prepaid, to a party hereto at the address set forth below, or to such other address as such party shall give by notice hereunder to the other party to this Agreement.

If to Company:

DOR BioPharma, Inc.
28101 Ballard Drive
Lake Forest, IL 60045
Tel: 847-573-8990
Fax: 847-573-9285
Attn: President

If to Consultant:

Lance Simpson, Ph.D
c/o Thomas Jefferson University
Room 314-JAH
1020 Locust Street
Philadelphia, PA 19107
Phone: 215-955-8381
Fax: 215-955-2169

         SECTION 10. Severability Of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

         SECTION 11. Entire Agreement; Modification. This Agreement is the entire agreement of the parties relating to the subject matter hereof and thereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or therein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

         SECTION 12. Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, its successors and assigns, and upon Consultant and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of Consultant's obligations hereunder may not be transferred or assigned by Consultant and any such purported transfer or assignment shall null and void ab initio.



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         SECTION 13. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida without regard to such State's principles of conflict of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the courts of the United States of America sitting in the city, state and county of Florida, or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of Florida sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such Actions. If any such State court also does not have jurisdiction over the subject matter thereof, then such an action, suit or proceeding may be brought in the federal or state courts located in the states of the principal place of business of any party hereto. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

         SECTION 14. Assignability.

                  This Agreement and the rights and duties hereunder may not be assigned by either party without first obtaining the written consent of the other, which consent will not be unreasonably withheld. Any such purported assignment, without the written consent of the other party, will be null, void and of no effect. Notwithstanding the foregoing, the Company may assign this Agreement (i) to a purchaser, merging or consolidating corporation, or acquirer of substantially all of the Company's assets or business and/or pursuant to any reorganization qualifying under section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time, or (ii) to an Affiliate of the Company without such prior written consent.

         SECTION 15. Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CONSULTANT:

--------------------------
Name: Lance Simpson, Ph.D.

DOR BIOPHARMA INC.

by:
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Name:    Steve H. Kanzer
Title:   Vice Chairman




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